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                                                                      Exhibit 10

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated February 22, 2002 on LIR Premier Money Market Fund and LIR Premier Tax-Free Money Market Fund in this Registration Statement (Form N-1A 333-58965) of UBS Money Series.

                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

New York, New York
April 25, 2002